                                              AMERICAN SKANDIA TRUST
                                              SUB-ADVISORY AGREEMENT
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THIS AGREEMENT is between American Skandia Investment  Services,  Incorporated and Prudential  Investments LLC (the
"Investment Manager") and Marsico Capital Management, LLC (the "Sub-Adviser").

                                                W I T N E S S E T H
                                                - - - - - - - - - -

WHEREAS,  American Skandia Trust (the "Trust") is a Massachusetts  business trust organized with one or more series of shares and is registered  as an open-end  management  investment  company  under the  Investment  Company Act of
1940, as amended (the "ICA"); and

WHEREAS,  the Investment  Manager and the Sub-Adviser each is an investment adviser registered under the Investment
Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  the Board of  Trustees  of the Trust (the  "Trustees")  have  engaged  the  Investment  Manager to act as investment manager for the AST Marsico Capital Growth Portfolio (the  "Portfolio"),  one series of the Trust, under the terms of a management agreement, dated May 1, 2003, with the Trust (the "Management Agreement"); and

WHEREAS,  the Investment Manager,  acting pursuant to the Management  Agreement,  wishes to engage the Sub-Adviser, and the  Trustees  have  approved  the  engagement  of the  Sub-Adviser,  to  provide  investment  advice and other investment services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.       Investment  Services.  The Sub-Adviser  will formulate and implement a continuous  investment  program for
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the Portfolio  conforming to the investment  objective,  investment  policies and  restrictions of the Portfolio as set forth in the  Prospectus  and Statement of Additional  Information  of the Trust as in effect from time to time
(together,  the  "Registration  Statement"),  the Agreement and Declaration of Trust and By-laws of the Trust,  and any  investment  guidelines  or other  instructions  received by the  Sub-Adviser  in writing  from the  Investment
Manager from time to time.  Any  amendments to the foregoing  documents  will not be deemed  effective with respect to the  Sub-Adviser  until the  Sub-Adviser's  receipt  thereof.  The  appropriate  officers  and  employees of the
Sub-Adviser  will be available to consult with the Investment  Manager,  the Trust and Trustees at reasonable times and upon reasonable notice concerning the business of the Trust,  including  valuations of securities which are not registered for public sale, not traded on any  securities  market or otherwise may be deemed  illiquid for purposes of the  ICA;  provided  it is  understood  that  the  Sub-Adviser  is not  responsible  for  daily  pricing  of the
Portfolio's assets.

         Subject  to the  supervision  and  control  of the  Investment  Manager,  which in turn is  subject to the supervision  and control of the Trustees,  the  Sub-Adviser  in its  discretion  will  determine  which issuers and securities  will  be  purchased,  held,  sold  or  exchanged  by the  Portfolio  or  otherwise  represented  in the
Portfolio's  investment  portfolio  from  time to time  and,  subject  to the  provisions  of  paragraph  3 of this
Agreement,  will place orders with and give  instructions to brokers,  dealers and others for all such transactions and cause such  transactions  to be executed.  Custody of the Portfolio will be maintained by a custodian bank (the
"Custodian")  and the  Investment  Manager  will  authorize  the  Custodian  to honor  orders and  instructions  by employees of the  Sub-Adviser  designated by the  Sub-Adviser to settle  transactions  in respect of the Portfolio.
No  assets  may be  withdrawn  from the  Portfolio  other  than for  settlement  of  transactions  on behalf of the
Portfolio  except  upon the  written  authorization  of  appropriate  officers  of the Trust  who  shall  have been certified as such by proper authorities of the Trust prior to the withdrawal.

         The  Sub-Adviser  will not be responsible for the provision of  administrative,  bookkeeping or accounting services to the Portfolio  except as specifically  provided  herein,  as required by the ICA or the Advisers Act or as may be necessary for the  Sub-Adviser  to supply to the  Investment  Manager,  the Portfolio or the  Portfolio's
shareholders  the  information  required to be  provided  by the  Sub-Adviser  hereunder.  Any  records  maintained hereunder shall be the property of the Portfolio and surrendered promptly upon request.

         In  furnishing  the  services  under this  Agreement,  the  Sub-Adviser  will comply with and use its best efforts to enable the  Portfolio to conform to the  requirements  of: (i) the ICA and the  regulations  promulgated thereunder;  (ii)  Subchapters L and M (including,  respectively,  Section 817(h) and Sections  851(b)(1),  (2) and
(3)) of the Internal Revenue Code and the regulations  promulgated  thereunder;  (iii) other applicable  provisions of state or federal law;  (iv) the Agreement and  Declaration  of Trust and By-laws of the Trust;  (v) policies and determinations  of the  Trust  and the  Investment  Manager  provided  to the  Sub-Adviser  in  writing;  (vi)  the fundamental and  non-fundamental  investment policies and restrictions  applicable to the Portfolio,  as set out in the Registration  Statement in effect,  or as such investment  policies and  restrictions  from time to time may be amended by the Portfolio's  shareholders or the Trustees and communicated to the Sub-Adviser in writing;  (vii) the
Registration  Statement;  and (viii)  investment  guidelines  or other  instructions  received in writing  from the
Investment  Manager.  Notwithstanding  the  foregoing,  the  Sub-Adviser  shall have no  responsibility  to monitor compliance with  limitations or restrictions for which  information  from the Investment  Manager or its authorized agents is required to enable the  Sub-Adviser to monitor  compliance with such  limitations or restrictions  unless such  information  is provided to the  Sub-adviser  in writing.  The  Sub-Adviser  shall  supervise and monitor the activities  of its  representatives,  personnel  and  agents  in  connection  with the  investment  program  of the
Portfolio.

         Nothing in this  Agreement  shall be implied  to  prevent  the  Investment  Manager  from  engaging  other sub-advisers  to provide  investment  advice and other  services to the Portfolio or to series or portfolios of the
Trust for which the  Sub-Adviser  does not  provide  such  services,  or to prevent  the  Investment  Manager  from providing  such services  itself in relation to the Portfolio or such other series or portfolios.  The  Sub-Advisor and the  Investment  Manager  understand  and agree that if the  Investment  Manager  manages  the  Portfolio  in a
"manager-of-managers"  style,  the  Investment  Manager will,  among other  things,  (i)  continually  evaluate the performance  of  the  Sub-Advisor  through  quantitative  and  qualitative  analysis  and  consultations  with  the
Sub-Advisor,  (ii)  periodically make  recommendations  to the Trust's Board as to whether the contract with one or more sub-advisors  should be renewed,  modified or terminated,  and (iii) periodically  report to the Trust's Board regarding the results of its evaluation and monitoring  functions.  The  Sub-Advisor  recognizes  that its services may be terminated or modified pursuant to this process.

         The  Sub-Advisor  acknowledges  that the  Investment  Manager and the Trust intend to rely on Rules 17a-10 and 10f-3 under the ICA, to the extent  applicable,  and the  Sub-Advisor  hereby  agrees that it shall not consult with any other  Sub-Advisor  to the  Portfolio  or the Trust with respect to  transactions  in  securities  for the
Portfolio's  portfolio or any other  transactions of Portfolio assets.  The Sub-Advisor  further  acknowledges that it shall not consult with any other  sub-advisor of the Portfolio that is a principal  underwriter or an affiliated person of a principal  underwriter with respect to transactions in securities for the Portfolio's  portfolio or any other  transactions of Portfolio assets,  and that its investment  advisory  responsibilities  as set forth in this
Agreement  are limited to such  discrete  portion of the  Portfolio's  portfolio as  determined  by the  Investment
Manager.

         The  Sub-Adviser  shall be  responsible  for the  preparation  and filing of  Schedule  13-G and Form 13-F reflecting the Portfolio's  securities  holdings.  The Sub-Adviser  shall not be responsible for the preparation or filing of any other  reports  required  of the  Portfolio  by any  governmental  or  regulatory  agency,  except as expressly agreed to in writing.

2.       Investment Advisory  Facilities.  The Sub-Adviser,  at its expense,  will furnish all necessary investment
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facilities, including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution of Portfolio  Transactions.  In connection  with the investment and  reinvestment  of the assets
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of the Portfolio,  the Sub-Adviser is responsible for the selection of  broker-dealers to execute purchase and sale transactions for the Portfolio in conformity with the policy  regarding  brokerage as set forth in the Registration
Statement,  or as the Trustees may determine from time to time, as well as the negotiation of brokerage  commission
rates  with  such  executing  broker-dealers.   Generally,  the  Sub-Adviser's  primary  consideration  in  placing
Portfolio  investment  transactions  with  broker-dealers  for  execution  will  be to  obtain,  and  maintain  the availability of, best execution at the best available price.

         Consistent with this policy,  the  Sub-Adviser,  in selecting  broker-dealers  and  negotiating  brokerage commission  rates,  will take all relevant  factors  into  consideration,  including,  but not limited to: the best price  available;  the  reliability,  integrity  and  financial  condition  of the  broker-dealer;  the size of and difficulty  in  executing  the  order;  and the value of the  expected  contribution  of the  broker-dealer  to the investment  performance  of the Portfolio on a continuing  basis.  Subject to such  policies and  procedures as the
Trustees may determine,  the Sub-Adviser shall have discretion to effect investment  transactions for the Portfolio through broker-dealers  (including,  to the extent permissible under applicable law, broker-dealers affiliated with the  Sub-Adviser)  qualified to obtain best execution of such  transactions  who provide  brokerage and/or research services,  as such  services are defined in section 28(e) of the  Securities  Exchange Act of 1934, as amended (the
"1934 Act"),  and to cause the Portfolio to pay any such  broker-dealers  an amount of  commission  for effecting a portfolio  investment  transaction in excess of the amount of commission another  broker-dealer  would have charged for  effecting  that  transaction,  if the  Sub-Adviser  determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research  services provided by such  broker-dealer,  viewed in terms of either that  particular  investment  transaction or the  Sub-Adviser's  overall  responsibilities  with respect to the Portfolio and other accounts as to which the Sub-Adviser  exercises  investment  discretion (as such term is defined in section  3(a)(35) of the 1934 Act).  Allocation  of orders placed by the  Sub-Adviser  on behalf of the  Portfolio  to such  broker-dealers  shall be in such  amounts  and  proportions  as the  Sub-Adviser  shall determine in good faith in conformity with its  responsibilities  under  applicable  laws,  rules and  regulations.
The Sub-Adviser  will submit reports on such  allocations to the Investment  Manager  regularly as requested by the
Investment  Manager,  in  such  form  as  may  be  mutually  agreed  to  by  the  parties  hereto,  indicating  the broker-dealers to whom such allocations have been made and the basis therefor.

         Subject to the  foregoing  provisions of this  paragraph 3, the  Sub-Adviser  may also  consider  sales of shares of the Portfolio,  or may consider or follow  recommendations of the Investment Manager that take such sales into account,  as factors in the selection of  broker-dealers  to effect the Portfolio's  investment  transactions.
Notwithstanding  the above,  nothing shall require the Sub-Adviser to use a broker-dealer  which provides  research services or to use a particular broker-dealer which the Investment Manager has recommended.

4.       Reports by the Sub-Adviser.  The Sub-Adviser shall furnish the Investment  Manager monthly,  quarterly and
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annual  reports,  in such form as may be mutually  agreed to by the parties  hereto,  concerning  transactions  and performance  of the  Portfolio,  including  information  required  in the  Registration  Statement  or  information necessary  for the  Investment  Manager to review the Portfolio or discuss the  management  of it. The  Sub-Adviser shall  permit the books and records  maintained  with respect to the  Portfolio to be inspected  and audited by the
Trust,  the Investment  Manager or their  respective  agents at all reasonable  times during normal  business hours upon reasonable  notice.  The Sub-Adviser  shall  immediately  notify both the Investment  Manager and the Trust of any legal process served upon it in connection  with its activities  hereunder,  including any legal process served upon it on behalf of the Investment  Manager,  the Portfolio or the Trust.  The  Sub-Adviser  shall promptly notify the Investment  Manager of any changes in any information  regarding the Sub-Adviser or the investment  program for the Portfolio as described in the Registration Statement.

5.       Compensation  of the  Sub-Adviser.  The amount of the  compensation  to the  Sub-Adviser is computed at an
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annual rate.  The fee shall be payable  monthly in arrears,  based on the average daily net assets of the Portfolio for each month, at the annual rate set forth in Exhibit A to this Agreement.

         In computing the fee to be paid to the  Sub-Adviser,  the net asset value of the Portfolio shall be valued as set forth in the Registration  Statement.  If this Agreement is terminated,  the payment  described herein shall be prorated to the date of termination.

         The  Investment  Manager and the  Sub-Adviser  shall not be  considered as partners or  participants  in a joint  venture.  The  Sub-Adviser  will pay its own  expenses  for the  services  to be  provided  pursuant to this
Agreement  and will not be obligated to pay any expenses of the  Investment  Manager,  the  Portfolio or the Trust.
Except as otherwise  specifically  provided herein, the Investment Manager, the Portfolio and the Trust will not be obligated to pay any expenses of the Sub-Adviser.

6.       Delivery of Documents to the  Sub-Adviser.  The  Investment  Manager has  furnished the  Sub-Adviser  with
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true, correct and complete copies of each of the following documents:

         (a)      The Agreement and Declaration of Trust of the Trust, as in effect on the date hereof;

         (b)      The By-laws of the Trust, as in effect on the date hereof;

         (c)      The  resolutions  of the  Trustees  approving  the  engagement  of the  Sub-Adviser  as portfolio manager of the Portfolio and approving the form of this Agreement;

         (d)      The  resolutions of the Trustees  selecting the Investment  Manager as investment  manager to the
                  Portfolio and approving the form of the Management Agreement;

         (e)      The Management Agreement;

(f)      The Code of Ethics of the Trust and of the Investment Manager, as in effect on the date hereof;

(g)      The Trust's most recent Registration Statement;

(h)      The Investment  Manager's  Form ADV as filed with the  Securities  and Exchange  Commission as of the date hereof; and

         (i)      A list of companies the securities of which are not to be bought or sold for the Portfolio.

         The Investment  Manager will furnish the Sub-Adviser from time to time with copies,  properly certified or otherwise  authenticated,  of all  amendments  of or  supplements  to the  foregoing,  if any.  Such  amendments or supplements  as to items (a) through (h) above will be provided  within 30 days of the time such  materials  become available to the  Investment  Manager.  Such  amendments or  supplements  as to item (i) above will be provided not later than the end of the business day next following the date such  amendments or supplements  become known to the
Investment  Manager.  Any amendments or  supplements to the foregoing will not be deemed  effective with respect to the  Sub-Adviser  until the  Sub-Adviser's  receipt  thereof.  The Investment  Manager will provide such additional information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The  Sub-Adviser  has furnished the Investment  Manager
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with true, correct and complete copies of each of the following documents:

         (a)      The  Sub-Adviser's  Form ADV as filed with the Securities and Exchange  Commission as of the date hereof;

         (b)      The Sub-Adviser's most recent balance sheet;

         (c)      Separate lists of persons who the  Sub-Adviser  wishes to have  authorized to give written and/or oral instructions to Custodians of Trust assets for the Portfolio; and

         (d)      The Code of Ethics of the Sub-Adviser, as in effect on the date hereof.

         The Sub-Adviser will furnish the Investment  Manager from time to time with copies,  properly certified or otherwise  authenticated,  of all  amendments  of or  supplements  to the  foregoing,  if any.  Such  amendments or supplements will be provided within 30 days of the time such materials  become  available to the  Sub-Adviser.  Any amendments or  supplements to the foregoing  will not be deemed  effective  with respect to the Investment  Manager until the  Investment  Manager's  receipt  thereof.  The  Sub-Adviser  will provide  additional  information as the
Investment  Manager may reasonably  request in connection  with the  Sub-Adviser's  performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto  understand that any information or  recommendation  supplied
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by the  Sub-Adviser  in  connection  with  the  performance  of its  obligations  hereunder  is to be  regarded  as confidential  and for use only by the  Investment  Manager,  the Trust or such persons the  Investment  Manager may designate in connection  with the  Portfolio.  The parties also  understand  that any  information  supplied to the
Sub-Adviser in connection  with the  performance of its obligations  hereunder,  particularly,  but not limited to, any list of securities  which may not be bought or sold for the Portfolio,  is to be regarded as  confidential  and for use only by the Sub-Adviser in connection with its obligation to provide  investment  advice and other services to the Portfolio.

9.       Representations  of the Parties.  Each party hereto hereby  further  represents  and warrants to the other
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that:  (i) it is  registered  as an  investment  adviser under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  and (ii) it will use its  reasonable  best  efforts to  maintain  each such  registration  or license in effect at all times during the term of this  Agreement;  and (iii) it will  promptly  notify the other if it ceases to be so  registered,  if its  registration  is suspended  for any reason,  or if it is notified by any  regulatory organization  or court of  competent  jurisdiction  that it should  show cause why its  registration  should not be suspended  or  terminated;  and  (iv) it is duly  authorized  to enter  into  this  Agreement  and to  perform  its obligations hereunder.

         The  Sub-Adviser  further  represents that it has adopted a written Code of Ethics in compliance with Rule
17j-1(b)  of the ICA.  The  Sub-Adviser  shall be  subject  to such Code of Ethics  and shall not be subject to any other Code of Ethics,  including  the  Investment  Manager's  Code of Ethics,  unless  specifically  adopted by the
Sub-Adviser.  The Investment  Manager further  represents and warrants to the Sub-Adviser  that (i) the appointment of the  Sub-Adviser by the Investment  Manager has been duly  authorized and (ii) it has acted and will continue to act in connection with the  transactions  contemplated  hereby,  and the transactions  contemplated  hereby are, in conformity with the ICA, the Trust's governing documents and other applicable law.

10.      Liability.  In the absence of willful  misfeasance,  bad faith, gross negligence or reckless disregard for
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its  obligations  hereunder,  the  Sub-Adviser  shall not be liable to the Trust,  the Portfolio,  the  Portfolio's shareholders  or the Investment  Manager for any act or omission  resulting in any loss suffered by the Trust,  the
Portfolio,  the Portfolio's  shareholders  or the Investment  Manager in connection with any service to be provided herein.  The Federal laws impose  responsibilities  under certain  circumstances  on persons who act in good faith, and  therefore,  nothing  herein shall in any way  constitute a waiver or limitation of any rights which the Trust, the Portfolio or the Investment Manager may have under applicable law.

11.      Other  Activities of the  Sub-Adviser.  The Investment  Manager agrees that the Sub-Adviser and any of its
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partners or  employees,  and persons  affiliated  with the  Sub-Adviser  or with any such partner or employee,  may render  investment  management or advisory  services to other investors and  institutions,  and that such investors and  institutions  may own,  purchase or sell,  securities  or other  interests  in property  that are the same as, similar to, or  different  from those which are  selected  for  purchase,  holding or sale for the  Portfolio.  The
Investment  Manager further  acknowledges  that the  Sub-Adviser  shall be in all respects free to take action with respect  to  investments  in  securities  or other  interests  in  property  that are the same as,  similar  to, or different  from  those  selected  for  purchase,  holding  or  sale  for  the  Portfolio.  The  Investment  Manager understands that the Sub-Adviser shall not favor or disfavor any of the  Sub-Adviser's  clients or class of clients in the  allocation  of  investment  opportunities,  so that to the extent  practical,  such  opportunities  will be allocated  among the  Sub-Adviser's  clients over a period of time on a fair and equitable  basis.  Nothing in this
Agreement  shall impose upon the  Sub-Adviser  any obligation (i) to purchase or sell, or recommend for purchase or sale, for the Portfolio any security which the Sub-Adviser,  its partners,  affiliates or employees may purchase or sell for the  Sub-Adviser  or such  partner's,  affiliate's  or  employee's  own accounts or for the account of any other  client of the  Sub-Adviser,  advisory  or  otherwise,  or (ii) to abstain  from the  purchase or sale of any security for the Sub-Adviser's  other clients,  advisory or otherwise,  which the Investment  Manager has placed on the list provided pursuant to paragraph 6(g) of this Agreement.

12.      Continuance  and  Termination.  This Agreement shall remain in full force and effect for one year from the
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date hereof,  and is renewable  annually  thereafter by specific  approval of the Trustees or by vote of a majority of the  outstanding  voting  securities  of the  Portfolio.  Any such  renewal  shall be  approved by the vote of a majority of the Trustees who are not  interested  persons under the ICA, cast in person at a meeting called for the purpose  of  voting  on  such  renewal.  This  Agreement  may be  terminated  without  penalty  at any  time by the
Investment Manager or the Sub-Adviser upon 60 days written notice,  and will  automatically  terminate in the event of (i) its  "assignment"  by either party to this  Agreement,  as such term is defined in the ICA,  subject to such exemptions as may be granted by the Securities and Exchange  Commission by rule,  regulation or order, or (ii) upon termination of the Management Agreement, provided the Sub-Adviser has received prior written notice thereof.

13.      Notification.  The Sub-Adviser  will notify the Investment  Manager within a reasonable time of any change
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in the  personnel  of the  Sub-Adviser  with  responsibility  for making  investment  decisions  in relation to the
Portfolio (the  "Portfolio  Manager(s)") or who have been  authorized to give  instructions  to the Custodian.  The
Sub-Adviser  shall be  responsible  for  reasonable  out-of-pocket  costs and expenses  incurred by the  Investment
Manager,  the  Portfolio  or the  Trust to amend or  supplement  the  Trust's  Prospectus  to  reflect  a change in
Portfolio  Manager(s) or otherwise to comply with the ICA, the  Securities Act of 1933, as amended (the "1933 Act")
or any other applicable statute, law, rule or regulation,  as a result of such change; provided,  however, that the
Sub-Adviser  shall  not be  responsible  for such  costs and  expenses  where the  change in  Portfolio  Manager(s)
reflects the  termination of employment of the Portfolio  Manager(s)  with the Sub-Adviser and its affiliates or is the  result of a request  by the  Investment  Manager or is due to other  circumstances  beyond  the  Sub-Adviser's control.

         Any notice,  instruction or other  communication  required or  contemplated  by this Agreement shall be in writing.  All such  communications  shall be  addressed to the  recipient at the address set forth below,  provided that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           Gateway Center Three
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attention: Robert F. Gunia
                           Executive Vice President

Sub-Adviser:               Marsico Capital Management, LLC
                           1200 17th Street
                           Suite 1300
                           Denver, Colorado 80202
                           Attention: General Counsel

Trust:                     American Skandia Trust
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Law Department

14.      Indemnification.  The  Sub-Adviser  agrees to indemnify  and hold  harmless the  Investment  Manager,  any
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affiliated  person  within the  meaning  of Section  2(a)(3) of the ICA  ("affiliated  person")  of the  Investment
Manager  and each  person,  if any who,  within the meaning of Section 15 of the 1933 Act,  controls  ("controlling person")  the  Investment  Manager,  against  any  and all  losses,  claims,  damages,  liabilities  or  litigation
(including  reasonable  legal and other  expenses),  to which the Investment  Manager or such affiliated  person or controlling  person of the  Investment  Manager may become  subject  under the 1933 Act, the ICA, the Advisers Act, under any other statute,  law, rule or  regulation,  at common law or otherwise,  arising out of the  Sub-Adviser's responsibilities  hereunder  (1) to the extent of and as a result of the willful  misconduct,  bad faith,  or gross negligence by the Sub-Adviser,  any of the Sub-Adviser's  employees or  representatives  or any affiliate of or any person  acting  on  behalf of the  Sub-Adviser,  or (2) as a result  of any  untrue  statement  or  alleged  untrue statement of a material fact  contained in the  Registration  Statement,  including  any  amendment  thereof or any supplement  thereto,  or the omission or alleged  omission to state  therein a material  fact required to be stated
therein or  necessary to make the  statement  therein not  misleading,  if such a statement or omission was made in reliance upon and in conformity with written  information  furnished by the Sub-Adviser to the Investment  Manager, the Portfolio,  the Trust or any affiliated  person of the Investment  Manager,  the Portfolio or the Trust or upon verbal  information  confirmed  by the  Sub-Adviser  in  writing,  or (3) to the extent of, and as a result of, the failure of the Sub-Adviser to execute,  or cause to be executed,  portfolio  investment  transactions  according to the requirements of the ICA;  provided,  however,  that in no case is the  Sub-Adviser's  indemnity in favor of the
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Investment  Manager or any  affiliated  person or controlling  person of the  Investment  Manager deemed to protect such  person  against  any  liability  to which any such  person  would  otherwise  be subject by reason of willful misconduct,  bad faith or gross negligence in the performance of its duties or by reason of its reckless  disregard of its obligations and duties under this Agreement.

         The Investment  Manager agrees to indemnify and hold harmless the  Sub-Adviser,  any affiliated  person of the  Sub-Adviser  and each  controlling  person of the  Sub-Adviser,  if any,  against any and all losses,  claims, damages,  liabilities or litigation  (including  reasonable legal and other expenses),  to which the Sub-Adviser or such  affiliated  person or controlling  person of the  Sub-Adviser may become subject under the 1933 Act, the ICA, the Advisers Act, under any other  statute,  law, rule or  regulation,  at common law or otherwise,  arising out of the  Investment  Manager's  responsibilities  as investment  manager of the Portfolio (1) to the extent of and as a result of the willful misconduct,  bad faith, or gross negligence by the Investment Manager,  any of the Investment
Manager's  employees  or  representatives  or any  affiliate  of or any person  acting on behalf of the  Investment
Manager,  or (2) as a result of any untrue  statement or alleged  untrue  statement of a material fact contained in the Registration  Statement,  including any amendment thereof or any supplement thereto, or the omission or alleged omission  to state  therein a material  fact  required  to be stated  therein or  necessary  to make the  statement therein not  misleading,  if such a statement  or omission was made other than in reliance  upon and in  conformity with written  information  furnished by the Sub-Adviser,  or any affiliated person of the Sub-Adviser or other than upon verbal  information  confirmed  by the  Sub-Adviser  in  writing;  provided,  however,  that in no case is the
                                                                        --------   -------
Investment  Manager's  indemnity in favor of the Sub-Adviser or any affiliated person or controlling  person of the
Sub-Adviser  deemed to protect  such person  against any  liability  to which any such person  would  otherwise  be subject by reason of willful  misconduct,  bad faith or gross  negligence  in the  performance  of its duties or by reason of its  reckless  disregard  of its  obligations  and duties  under this  Agreement.  It is agreed  that the
Investment  Manager's  indemnification  obligations  under  this  Section  14 will  extend  to  expenses  and costs
(including  reasonable  attorneys  fees) incurred by the  Sub-Adviser as a result of any litigation  brought by the
Investment  Manager  alleging  the  Sub-Adviser's  failure  to  perform  its  obligations  and duties in the manner required under this Agreement unless judgment is rendered for the Investment Manager.

15.      Conflict of Laws.  The provisions of this Agreement  shall be subject to all  applicable  statutes,  laws,
         ----------------
rules  and  regulations,  including,  without  limitation,  the  applicable  provisions  of the ICA and  rules  and regulations  promulgated  thereunder.  To the extent that any provision  contained  herein  conflicts with any such applicable  provision of law or regulation,  the latter shall  control.  The terms and provisions of this Agreement shall be interpreted  and defined in a manner  consistent  with the  provisions and  definitions of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this Agreement shall continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated
         --------------------------
only by an instrument in writing  signed by the party against which  enforcement of the change,  waiver,  discharge or  termination  is  sought.  This  Agreement  (including  Exhibit A hereto)  may be amended at any time by written mutual consent of the parties,  subject to the  requirements of the ICA and rules and  regulations  promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and construed in accordance
         --------------------
with, the laws of the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be  severable.  If any  provision of this
         ------------
Agreement is held to be illegal or made invalid by court decision,  statute, rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is May 1, 2003.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISER:

___________________________________                           ___________________________________
Robert F. Gunia
Executive Vice President

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________

                                              American Skandia Trust
                                       AST Marsico Capital Growth Portfolio
                                              Sub-Advisory Agreement

                                                     EXHIBIT A
                                                     ---------

         An annual rate of .45% of the average daily net assets of the Portfolio.